Exhibit 5.0
Law Offices
Elias, Matz, Tiernan & Herrick L.L.P.
11th Floor
734 15th Street, N.W.
Washington, D.C. 20005

Telephone: (202) 347-0300
Facsimile: (202) 347-2172
www.emth.com
July 23, 2010
VIA EDGAR
Board of Directors
Century Next Financial Corporation
505 North Vienna Street
Ruston, Louisiana 71270
Gentlemen:
     We have acted as special counsel to Century Next Financial Corporation, a Louisiana corporation (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 (the “Registration Statement”), relating to the issuance of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), in connection with the Plan of Conversion (the “Plan of Conversion”) of Bank of Ruston (the “Bank”).
     In this regard, we have examined the Articles of Incorporation and Bylaws of the Company, resolutions of the Boards of Directors of the Company and the Bank, the Plan of Conversion, and such other documents and matters of law as we deemed appropriate for the purposes of this opinion. This opinion is limited to federal laws and regulations and the laws of the State of Louisiana, in each case as in effect on the date hereof.
     Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock, when issued in accordance with the terms of the Plan of Conversion, and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.
     We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement and to the references to this firm under the headings “The Conversion and Offering —

Board of Directors
Century Next Financial Corporation
July 23, 2010

Material Federal and Louisiana Income Tax Consequences of the Conversion” and “Legal and Tax Matters” in the Prospectus contained in the Registration Statement.

Very truly yours,

ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

By:	/s/Eric M. Marion

Eric M. Marion, a Partner